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                                                                      EXHIBIT 21

MANUFACTURED HOME COMMUNITIES, INC.
SUBSIDIARIES OF THE REGISTRANT


                                                 State of Incorporation
                                                     or Organization
                                                 ----------------------
MHC Operating Limited Partnership                       Illinois

MHC Financing Limited Partnership                       Illinois

MHC Financing Limited Partnership Two                   Delaware

Blue Ribbon Communities Limited Partnership             Delaware

MHC Lending Limited Partnership                         Illinois

MHC-DeAnza Financing Limited Partnership                Illinois

MHC Bay Indies, L.L.C.                                  Delaware

MHC Stagecoach, L.L.C.                                  Delaware